IDENTIVE GROUP PROVIDES PRELIMINARY RESULTS FOR ITS 2013 SECOND QUARTER

- Investments driving growth in Transponders, NFC and idOnDemand SaaS

- Earnings call and webcast to discuss Q2 results scheduled for August 13, 2013

SANTA ANA, Calif. and ISMANING, Germany, July 19, 2013 – Identive Group, Inc. (NASDAQ: INVE; Frankfurt: INV), a provider of products, services and solutions for the identification, security and RFID industries, announced preliminary results of its second quarter (Q2) ended June 30, 2013. These results are subject to further review and completion by the Company and its auditors. Identive intends to hold a conference call and webcast to discuss Q2 performance on August 13, 2013.

“Sales and margin performance was strong across many areas of our business in Q2, and we continued to improve our bottom line results,” said Ayman S. Ashour, chief executive officer of Identive Group. “Our strategy focuses on extending our position in existing identity management and contactless solutions markets and capturing share in new, potentially hyper-growth opportunities including NFC, cashless payment and SaaS. We are now experiencing meaningful sales growth in both emerging and established markets as a result of our investments in core technology, product innovation and manufacturing capacity. Our overall performance in Q2 was tempered by the ongoing effects of the U.S. Government federal budget sequester, which continues to delay project implementation and sales in our normally stable Access Control & Security business.”

Q2 2013 Performance Highlights

  During Q2, Identive was awarded a $2 million, long-term SaaS contract from a leading technology company, won a major healthcare customer and recorded the first meaningful revenue from its idOnDemand cloud-based identity management solution. These new orders begin to build a stable, visible source of recurring revenue in the Company’s SaaS business.
  Producing at full capacity, Identive shipped 46 million RFID tags and inlays (transponders), an increase of approximately 50% over Q2 2012, to address a

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  variety of contactless applications. As a result, year-to-date 2013 shipments are already on par with the total number of transponders shipped in the full year 2012. A number of large orders for near field communication (NFC) inlays and tags to enable M2M electronic games and mobile phone-based applications, such as access and payment, contributed to this growth, with NFC transponders accounting for more than one-quarter of transponders shipped in the quarter. By selling more intelligent products and subsequently moving up the value chain, the Transponder/NFC business also continued improved margin development.
  Within its ID Solutions business, Identive won a multi-year contract at a seventh German sports stadium to provide payment systems for concession sales. The Company also continued to deploy payment products, software and services under a $4 million contract with a retail food franchise that includes more than 300 locations in Europe.

Preliminary Q2 Results

Revenue for Q2 2013 is expected to be approximately $23.6 million, in the mid-range of management guidance for the quarter of $22 million to $26 million. This represents sales growth of approximately 17% year-over-year, excluding the Company’s Access Control & Security business, which decreased 41% year-over-year mainly as a result of temporary, sequester-related delays in U.S. Government sales. Revenue growth in the quarter came from an 81% increase in Transponder division sales, the tripling of Software as a Service (SaaS) sales in the idOnDemand division and a slight increase in ID Infrastructure (smart card reader) sales, offset by a 16% decline in ID Solutions sales compared with the same quarter of 2012. The decrease in ID Solutions sales primarily resulted from variability in the timing of orders from payment customers.

Gross profit margin is expected to be approximately 38.9% in Q2 2013, compared with 40.2% in Q2 2012. Operating expenses are expected to be approximately $11.9 million, reflecting an 11% decrease in base operating expenses (sales and marketing, research and development, and general and administrative expenses) year-over-year as a result of cost reductions initiated in the Company’s 2012 restructuring.

Adjusted EBITDA in Q2 2013 is expected to be approximately $(1.0) million, below guidance of $(0.5) million to $0.5 million as a result of lower Access Control & Security and

ID Solutions sales. The Company defines Adjusted EBITDA as earnings before interest income, taxes, depreciation, amortization of purchased intangibles, stock-based compensation, other income (expense), net, non-controlling interest, pension expense, transition and integration costs and any unusual items.

Cash and cash equivalents were approximately $3.7 million at June 30, 2013, compared with $5.5 million at March 31, 2013. In addition to supporting the $1.0 million Adjusted EBITDA loss, principal uses of cash in Q2 included service of financial and related party liabilities and associated interest of $1.7 million plus a build-up of inventories to support customer orders. Net proceeds from capital raised during the quarter amounted to $2.6 million.

Outlook

Ashour concluded, “Identive entered Q3 with accelerated momentum in key growth areas of our business, including Transponders and NFC, ID Infrastructure, payment solutions and idOnDemand. We cannot predict the timing of a return to normal sales levels in our Access Control & Security business; however, our long-term, strong relationships with our U.S. Government customers and federal mandates for government security programs give us confidence that this will occur. Our industry expertise and strong technology portfolio uniquely position Identive to provide smart, mobile, secure identification solutions to growing markets. We will continue to invest in the products and solutions required to lead and drive growth in these markets.”

About Identive Group

Identive Group, Inc. (NASDAQ: INVE; Frankfurt: INV) is focused on building the world’s signature company in Secure ID. The company’s products, software, systems and services address the markets for identity management, physical and logical access control, cashless payment, NFC solutions and a host of RFID-enabled applications for customers in the government, enterprise, consumer, education and healthcare sectors. Identive’s mission is to build a lasting business of scale and technology based on a combination of strong technology-driven organic growth and disciplined acquisitive expansion. The company delivers up-to-date information on its activity as well as industry trends through its industry-leading social media initiatives and educational resource, AskIdentive.com. For additional information, please visit www.identive-group.com or follow on Twitter at @IdentiveGroup.

Note Regarding Forward Looking Information:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by words such as “anticipates,” “believes,” “plans,” “will,” “intends,” “expects,” and similar references to the future. Examples of such statements include, without limitation, statements we make regarding our expectations regarding continued or increased growth in our business as a result of our investments in core technology, product innovation and manufacturing capacity, and our intent to continue such investments; our expectations regarding the generation of stable, visible and recurring revenue in our SaaS business; our expectations for continued or increased improvement in margins within our Transponder/NFC business; our expectations for sales under various payment contracts within our ID Solutions business; our projections for revenue, gross profit margin, operating expense and Adjusted EBITDA performance for the second quarter of 2012; our expectations for a return to higher sales levels in the U.S. Government market; and our expectations regarding continued or increased demand for our products, solutions and services, including our Transponder and NFC products, our ID Infrastructure products, our payment solutions and our idOnDemand SaaS solutions. Readers should not unduly rely on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of risks and uncertainties, many of which are outside our control, which could cause our actual business and operating results to differ. Factors that could cause actual results to differ materially from those in the forward-looking statements include our ability to grow our company based on a strategy of providing products, systems and services for the secure identification market; our ability to successfully develop and commercialize new products and solutions that satisfy the evolving and increasingly complex requirements of customers; our ability to finance continued investments in technology, products and manufacturing capacity to develop products and solutions for the market; whether the markets in which we participate or target may grow, converge or standardize at anticipated rates or at all, including the markets that we are targeting; our ability to successfully compete in the markets in which we participate or target; our ability to meet our sales forecasts; our ability to meet financial covenants of our loan agreement; our ability to meet growing demand for our products; our final financial results for the quarter ended June 30, 2013 may be different from the preliminary results presented in this press release; and general global political and economic factors which are beyond our control but may unduly impact our markets and our business. For a discussion of further risks and uncertainties related to our business, please refer to our public company reports, including our Annual Report on Form 10-K for the year ended December 31, 2012 and subsequent reports filed with the U.S. Securities and Exchange Commission. All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update such statements.

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Note: Identive and the Identive logo are trademarks of Identive Group, Inc, registered in many jurisdictions worldwide. All other company, product or service names may be trademarks or registered trademarks of others and are the property of their respective owners.

Contacts:
Darby Dye	Lennart Streibel
+1 949 553-4251	+49 89 9595 5195
ddye@identive-group.com	lstreibel@identive-group.com